Exhibit 99.1

Hudson Acquisition I Corp. Regains Compliance with Nasdaq Listing Rule 5250(c)(1)

NEW YORK, -- Hudson Acquisition I Corp. (the “Company” or “HUDA”) (Nasdaq: HUDA), today announced that it received written notice from the Listing Qualifications Department of the Nasdaq Stock Market (“Nasdaq”) stating that the Company has regained compliance with the Nasdaq Listing rule 5250(c)(1) and the matter is now closed.

On December 9, 2022, the Company received a standard notice of noncompliance from Nasdaq indicating that, as a result of not having timely filed its quarterly report on Form 10-Q for the period ended September 30, 2022 with the Securities and Exchange Commission, the Company was not in compliance with Nasdaq Listing Rule 5250(c)(1), which requires timely filing of all required periodic financial reports with the Securities and Exchange Commission.

On December 27, 2022, based on the Company’s filing of the 10-Q on December 21, 2022, the Company received a Notice from Nasdaq confirming that the Company has regained compliance with Nasdaq Listing Rule 5250(c)(1).

About Hudson Acquisition I Corp.

Hudson Acquisition I Corp. is a Delaware corporation incorporated as a blank check company for the purpose of entering into a merger, share exchange, asset acquisition, share purchase, recapitalization, reorganization or similar business combination with one or more businesses or entities. The Company’s efforts to identify a prospective target business will not be limited to a particular industry or geographic region except that the Company will not consummate an initial business combination with any entity being based in or having the majority of its operations in China (including Hong Kong and Macau). The Company affirmatively excludes as an initial business combination with a target company of which financial statements are audited by an accounting firm that the United States Public Company Accounting Oversight Board is unable to inspect for two consecutive years beginning in 2021.

Forward-Looking Statements

This press release includes forward-looking statements that involve risks and uncertainties. Forward-looking statements are statements that are not historical facts. Such forward-looking statements, including the search for an initial business combination, are subject to risks and uncertainties, which could cause actual results to differ from the forward-looking statements. No assurance can be given that the net proceeds of the offering will be used as indicated. Forward-looking statements are subject to numerous conditions, many of which are beyond the control of the Company, including those set forth in the Risk Factors section of the Company’s registration statement for the offering filed with the SEC. Copies are available on the SEC’s website, www.sec.gov. The Company expressly disclaims any obligations or undertaking to release publicly any updates or revisions to any forward-looking statements contained herein to reflect any change in the Company’s expectations with respect thereto or any change in events, conditions or circumstances on which any statement is based, except as may be required by law.

Company Contact

Hudson Acquisition I Corp.

Jiang Hui

Telephone: +1(347) 205-3126

Investor and Media Contact:

International Elite Capital Inc.

Annabelle Zhang

Telephone: +1(646) 866-7989

Email: annabelle@iecapitalusa.com